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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         Contacts: Jill Burchill
                                              Chief Financial Officer
November  10, 2000                            507/663-8294
Sheldahl, Inc.                                jill.burchill@sheldahl.com
1150 Sheldahl Road
Northfield, MN  55057                         Jennifer Weichert for Sheldahl
                                              Weichert Financial Relations, Inc.
                                              651/261-5330
                                              weichertfr@aol.com

                                              Troy McCombs for IFT
                                              Coltrin and Associates
                                              212/221-1616
                                              Troy_McCombs@Coltrin Com

 SHELDAHL SIGNS DEFINITIVE MERGER AGREEMENT WITH INTERNATIONAL FLEX TECHNOLOGIES

         New Equity Infusion Will Provide Opportunity for Company Growth

Northfield, MN, -- November 10, 2000 -- Sheldahl Inc. (NasdaqNM: SHEL) and International Flex Technologies Inc. announced today that they have entered into a definitive Merger Agreement under which Sheldahl will acquire International Flex Technologies ("IFT") for approximately 7.6 million shares of common stock.

Concurrent with the closing of the acquisition, Morgenthaler Partners ("Morgenthaler"), IFT's majority shareholder, and Ampersand Ventures ("Ampersand") will invest $25.0 million in equity capital in exchange for approximately 4.9 million shares of Sheldahl common stock and shares of a new series of Sheldahl preferred stock that is convertible into approximately 4.1 million shares of Sheldahl common stock. In addition, Molex Inc. ("Molex"), a Sheldahl customer and joint venture partner, has agreed to join with Morgenthaler and Ampersand in committing to purchase up to an aggregate of $15.0 million of Sheldahl subordinated debt and warrants. If Sheldahl issues the full $15.0 million of notes, it will issue warrants to the note holders to purchase approximately 2.3 million shares of Sheldahl common stock.

As a result of these transactions, Morgenthaler, other IFT stockholders and Ampersand will collectively hold securities representing ownership of approximately 49% of Sheldahl on a fully diluted basis (assuming conversion of all Sheldahl convertible securities). In addition, Molex will increase its ownership of Sheldahl securities and, after participation in these transactions, will own approximately 10% of Sheldahl on a fully diluted basis.

"We are pleased that Molex, Sheldahl's largest shareholder, has decided to participate in this transaction," said John Lutsi, general partner at Morgenthaler.

                                     -more-

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SHELDAHL SIGNS DEFINITIVE
MERGER AGREEMENT
WITH INTERNATIONAL FLEX TECHNOLOGIES
Page Two.

Upon completion of the merger, the combined company will operate under the Sheldahl name as a publicly traded concern, with IFT operating as a wholly owned subsidiary of Sheldahl. The new Board of Directors will include three of the current directors of Sheldahl, three designees of Morgenthaler, Ampersand and IFT and one representative from Molex.

"We are delighted that Sheldahl and IFT are joining forces. This new company will combine the mature product lines of Sheldahl's core business, the newer packaging products of IFT, Sheldahl's Micro Products and Sheldahl's emerging products in plastic displays and wireless communication devices," said Sheldahl President Edward L. Lundstrom. "In particular, we have preserved the upside potential from chip packaging and other new products for our shareholders. Our employees and shareholders will also benefit from IFT's highly competent organization with proven talent, technology and operating strength."

"The improved liquidity afforded by our investment partners clearly paves the road for us to finish the development and commercialization of our new products while we simultaneously grow the core business and improve profitability," Lundstrom continued. "Sheldahl's Board and I fully support these transactions. We believe this is in our shareholders' best interests and provides for exciting opportunities for growth and advancement for our employees."

"The combined company will be a major force in the marketplace, offering world-class technology," said Donald R. Friedman, President and Chief Executive Officer of IFT. "Further, we can better provide for all of our customers with the expanded capacities that Longmont offers, which clearly compliments our Endicott location. We believe that customers, shareholders and employees of IFT and Sheldahl will benefit from this combination."

The transactions are subject to a number of customary closing conditions, including regulatory approvals, as well as compliance with Nasdaq regulations that require either shareholder approval or advance notice to shareholders.

International Flex Technologies Inc. is a leading producer of fine-line, high quality flexible circuits for sale to the electronics, data communications and medical markets. The Company, headquartered in Endicott, New York, has operations in Stamford, Connecticut and sales offices worldwide. Information on IFT can be found on the World Wide Web at http://www.internationalflex.com.

                                     -more-

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SHELDAHL SIGNS DEFINITIVE
MERGER AGREEMENT
WITH INTERNATIONAL FLEX TECHNOLOGIES
Page Three.

Morgenthaler Partners is a private equity investment firm with offices in Cleveland, Ohio and Menlo Park, California, with approximately $1.0 billion under management. Information on Morganthaler can be found on the World Wide Web at http://www.morganthaler.com.

Ampersand Ventures is a private equity investment firm with offices in Wellesley, Massachusetts and San Diego, California, with approximately $350 million in capital under management.

Molex Incorporated is a 62-year-old manufacturer of electronic, electrical and fiber optic interconnection products and systems; switches; value-added assemblies; and application tooling. Based in Lisle, Illinois, USA, the Company operates 52 manufacturing facilities in 19 countries and employs approximately 17,650 people. For more information please go to http://www.molex.com.

Sheldahl, Inc. is a leading producer of high-density substrates, high-quality flexible printed circuitry, and flexible laminates primarily for sale to the automotive electronics and data communications markets. The Company, which is headquartered in Northfield, Minnesota, has operations in Northfield; Longmont, Colorado; South Dakota; Toronto, Ontario, Canada; and Chihuahua, Chih., Mexico. Its sales offices are located in Detroit, Michigan, Hong Kong, China; Singapore; and Mainz, Germany. As of September 1, 2000, Sheldahl employed approximately 800 people. Sheldahl's common stock trades on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol: SHEL. Sheldahl news and information can be found on the World Wide Web at http://www.sheldahl.com.


The discussion above contains statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by Sheldahl's periodic filings. Actual results may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of Sheldahl's projected operating results, the ability of Sheldahl to successfully obtain waivers from its lenders for defaults on its debt covenants, the achievement of efficient volume production and related sales revenue results at Longmont, the ability of Sheldahl to identify and successfully pursue other business opportunities and Sheldahl not completing the transaction as described above. Additional information with respect to the risks and uncertainties faced by Sheldahl may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the Company's filings with the Securities and Exchange Commission including Sheldahl's Annual Report, Form 10-K for the fiscal year ended August 27, 1999, Forms 10-Q for the quarters ending November26, 1999, February 25, 2000 and May 26, 2000, and other SEC filings. Sheldahl does not undertake any obligation to update any such factors or to publicly announce developments or events relating to the matters described herein.

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